EXHIBIT 1.1

EXECUTION VERSION

MACQUARIE INFRASTRUCTURE CORPORATION

Up to $400,000,000 of Shares of Common Stock

Equity Distribution Agreement

June 24, 2015

SunTrust Robinson Humphrey, Inc.

Macquarie Capital (USA) Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBC Capital Markets, LLC

Robert W. Baird & Co. Incorporated

Wells Fargo Securities, LLC

Ladies and Gentlemen:

Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with each of SunTrust Robinson Humphrey, Inc., Macquarie Capital (USA) Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC (each a “Manager,” and collectively, the “Managers”) as follows:

SECTION 1.        Description of Securities. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $400,000,000 (the “Shares”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of selling the Shares pursuant to this Agreement. Subject to the terms of this Agreement, the Company hereby reserves the right to issue and sell Common Stock other than through or to the Managers during the term of this Agreement on terms that it deems appropriate. The Company agrees that whenever it determines to sell Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in form and substance satisfactory to the Company and such Manager, relating to such sale in accordance with Section 3 of this Agreement.

SECTION 2.        Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Managers that:

(a)          A registration statement on Form S-3 (File No. 333-187794), relating to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Managers. As used in this Agreement:

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(i)          “Base Prospectus” means the prospectus filed as part of the Registration Statement as of its latest Effective Date, unless a new registration statement has been filed under Section 4(f) of this Agreement and become effective, in which case the “Base Prospectus” shall be the final prospectus included in such new registration statement;

(ii)         “EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system;

(iii)        “Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iv)        “Prospectus” means the Base Prospectus relating to the Shares, including any Prospectus Supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)         “Prospectus Supplement” means, except with respect to Section 8, the most recent prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules;

(vi)        “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Prospectus and all exhibits to such registration statement and includes any new registration statement, post-effective amendment to such registration statement or new shelf registration statement as may have been filed pursuant to Section 4(f) of this Agreement; and

(vii)       “Rules” means the rules and regulations adopted by the Commission under the Securities Act.

Any reference to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Prospectus. Any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Prospectus, and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

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(b)          The Company has been, since the time of initial filing of the Registration Statement, and continues to be, and as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”) and on each Settlement Date (as defined in Section 3(a)(vii)) will be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use Form S-3 for the offering of the Shares, including not having been or becoming an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and was filed not earlier than the date that is three years prior to the applicable Settlement Date.

(c)          The Registration Statement conformed and will conform in all material respects on the Effective Date, as of the date hereof, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule) (each such period, a “Delivery Period”) in connection with any sale of Shares, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules. The Prospectus conformed and will conform, in all material respects as of the date that each Prospectus Supplement is filed with the Commission, each Time of Sale, each Settlement Date, during any Delivery Period to the requirements of the Securities Act and the Rules. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations thereunder.

(d)          The Registration Statement did not and will not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by any Manager specifically for inclusion therein, which information is specified in Section 8(b).

(e)          The Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules, did not and will not contain an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and as of each Time of Sale, each related Settlement Date during any Delivery Period, the Prospectus, as then amended or supplemented, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by any Manager specifically for inclusion therein, which information is specified in Section 8(b).

(f)          The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(g)          Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus; from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; as of the date hereof, as of each Time of Sale and at each Settlement Date, the Company has not, directly or indirectly, prepared, used or referred to any issuer free writing prospectus, as defined in Rule 433 of the Rules, with respect to the Shares without the relevant Manager’s consent (which consent shall not be unreasonably withheld) (any such issuer free writing prospectus that has been consented to, a “Permitted Free Writing Prospectus”), although the Company makes no representation with respect to actions taken by any Manager; and each Permitted Free Writing Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules.

(h)          The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company has all power and authority to own or hold its properties and to conduct the business in which it is engaged. The Company does not own a majority of the capital stock of, or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. None of the subsidiaries of the Company (other than the subsidiaries listed on Schedule 1 hereto or as otherwise disclosed to the Managers in writing (such subsidiaries, the “Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(i)           Each of the Subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, as applicable, has the power (corporate or other) and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(j)           The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, conform in all material respects to the description thereof contained in the Prospectus. None of the outstanding shares of common stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company, if any. Except as disclosed in the Prospectus and except for pledges of capital stock with respect to any debt disclosed in the Prospectus, all of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and the shares that are owned by the Company are so owned, directly or indirectly, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(k)          The Shares have been duly authorized by the Company and when issued and delivered against payment therefor pursuant to this Agreement on each Settlement Date such Shares will be validly issued, fully paid and non-assessable; and the stockholders of the Company have no preemptive rights with respect to the Shares.

(l)           This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m)          The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations, liens, charges, encumbrances or defaults as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required for the issuance and sale of the Shares in the manner contemplated herein and the Prospectus and the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus, except (i) for the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, (iii) such as have been or will be obtained, made, or waived on or prior to the applicable Settlement Date, or (iv) those required by the Financial Industry Regulatory Authority (“FINRA”).

(o)          Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or pursuant to any other registration statement filed by the Company under the Securities Act.

(p)          Since the date of the most recent audited financial statements of the Company included in or incorporated by reference in each of the Registration Statement and the Prospectus, there has not been any event or development in respect of the condition (financial or otherwise), results of operations, properties or business of the Company and its Subsidiaries taken as a whole, that, in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as otherwise disclosed in the Prospectus.

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(q)          The historical financial statements (including the related notes and supporting schedules) included in or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved (except as disclosed in the Prospectus).

(r)          KPMG LLP, who have certified certain financial statements of the Company and its consolidated Subsidiaries and of IMTT Holdings Inc. (“IMTT”) and its consolidated subsidiaries, whose reports appear in the Prospectus or are incorporated by reference therein, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(s)          The statistical and market-related data included in the Prospectus is based on or derived from sources that the Company believes to be reliable in all material respects.

(t)          The Company is not as of the applicable Settlement Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)          Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(v)         Except as described in the Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(w)          Except as would not reasonably be expected to result in a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, and (C) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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(x)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries have filed, taking into account extensions, any and all tax returns required to be filed by them under applicable law. Neither the Company nor any of its Subsidiaries is in default in the payment of any taxes, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(y)          Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which any of its properties is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)          There is and has been no failure on the part of the Company, or to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(aa)        The Company and each of its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to use their properties and conduct their businesses in the manner described in the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Prospectus; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received written notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course except to the extent such renewals would not reasonably be expected to have a Material Adverse Effect.

(bb)        Except as disclosed in the Prospectus or except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, trade secrets and other legally recognized forms of intellectual property necessary for the conduct of their respective businesses, and (ii) the Company is not aware that the conduct of their respective businesses will infringe or misappropriate with, and have not received any written notice of any claim of infringement or misappropriation with, any such rights of others.

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(cc)        Except as disclosed in the Prospectus, the Company and each of its Subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (as such relates to the exposure of hazardous substances), the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries under the Environmental Laws and (B) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants.

(dd)        Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(ff)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan, and Syria); and the Company will not directly or indirectly use the Net Proceeds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(gg)        The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offer or sale of the Shares.

(hh)        The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ii)          The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

SECTION 3.        Sale and Delivery of Securities.

(a)          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each of the Managers agree that the Company may from time to time seek to sell the Shares through the Managers, as sales agents, and each of the Managers agrees to use its reasonable efforts, consistent with its normal trading and sales practices, to sell, as a sales agent for the Company, the Shares on the following terms:

(i)          The Company may submit to any Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Company and such Manager (a “Transaction Proposal”); provided, however, that the Company will only submit its orders to one of the Managers on a single Trading Day. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “NYSE”).

(ii)         Subject to the terms and conditions hereof, each Manager shall use its reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as sales agent.

(iii)        Each Manager shall not sell as sales agent hereunder, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to such Manager in writing. In addition, the Company or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by such party by email), suspend for any reason an offering of the Shares with respect to which such Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Any period during which an offering of the Shares has been suspended by the Company or by all of the Managers is referred to herein as a “Suspension Period.”

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(iv)        Each of the Managers hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Section 3(a) other than (A) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Rules, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, and (B) such other sales of the Shares on behalf of the Company as shall be agreed by the Company and such Manager. Each Manager has no obligation under this Section 3(a) to effect: (A) a sale of Shares on behalf of the Company that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act, (B) an offer or sale of Shares on behalf of the Company that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or (C) an offer or sale in which the Manager reasonably believes it would be an “underwriter” under the Securities Act in a transaction pursuant to this Agreement that is not an “at the market” offering (as defined in Rule 415(a)(4) of the Rules) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a prospectus to the NYSE in accordance with Rule 153 of the Rules.

(v)         The compensation to each Manager for sales of Shares with respect to which such Manager acts as sales agent hereunder shall be mutually agreed to in writing by the parties and shall be up to 2.0% of the gross sales price of the Shares sold. Such rate of compensation shall not apply when any Manager acts as principal. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)        If acting as sales agent hereunder, a Manager shall provide written confirmation (which may be by email) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth (A) the number of Shares sold on such day and the gross offering proceeds received from such sales on such day and (B) the commission payable by the Company to such Manager with respect to such sales on such day.

(vii)       Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through or to a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided such Manager shall have given the Company timely written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian (DWAC) System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered Common Stock in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the transfer agent and (B) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. If any Manager breaches this Agreement by failing to deliver proceeds on any Settlement Date for the Shares delivered by the Company, such Manager will pay the Company interest based on the effective overnight Federal Funds rate.

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(viii)      At each Time of Sale and Settlement Date, the Company shall be deemed to have affirmed to the relevant Manager each representation and warranty contained in this Agreement. Any obligation of a Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 7 of this Agreement.

(ix)         The Company acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Shares, (B) a Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (C) each Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company. The Company hereby acknowledges that each Manager may trade in the Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided, however that such trading does not violate any applicable laws, including applicable federal or state securities laws and all rules or regulations promulgated thereunder.

(b)          (i) If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(ii)         The terms set forth in a Terms Agreement will not be binding on the Company or such Manager unless and until the Company and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)          (i) A Transaction Proposal shall not set forth a number of Shares for sale that would result, after giving effect to the sale of such Shares in the Transaction Proposal, in the aggregate gross sales proceeds of all of the Shares sold pursuant to this Agreement exceeding the dollar amount set forth in Section 1, nor shall the price of the Shares so sold exceed the price parameters, if any, authorized by the Company’s board of directors, or a duly authorized committee thereof.

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(ii)         If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party.

(d)          Each sale of the Shares shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e)          Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and each Manager, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and no Manager shall be obligated to sell, during any period in which the Company is in possession of material non-public information.

SECTION 4.        Covenants of the Company. The Company agrees with each Manager:

(a)          During any Delivery Period, to advise the Managers promptly of any amendment or supplement to the Registration Statement or the Prospectus which is proposed to be filed (other than any amendment or supplement which does not relate to the sale of the Shares and not including any report or document which is the subject of Section 4(d) hereof) and not to effect such amendment or supplement in a form to which the Managers reasonably object; and to cause each amendment or supplement to the Base Prospectus or the Prospectus relating to the sale of the Shares to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules.

(b)          As soon as it is advised thereof, to advise the Managers during any Delivery Period of the (i) initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Common Stock, including the Shares, the Registration Statement or the Prospectus, or (iii) suspension of qualification of the Common Stock for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. In the event of the issuance of any order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus, the Company will use promptly its reasonable best efforts to obtain its withdrawal.

(c)          To make available to the Managers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of this Agreement) as the Managers may request for the purposes contemplated by the Securities Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 of the Rules or through compliance with Rule 172 of the Rules or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

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(d)          To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for the duration of the Delivery Period; and during any such Delivery Period to provide the Managers, with a copy of such reports and statements and other documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e)          [Reserved]

(f)          If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold under this Agreement, this Agreement shall automatically terminate on such Renewal Deadline unless, prior to the Renewal Deadline, the Company has filed a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Managers, or if the Company is no longer eligible to file an automatic shelf registration statement, a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Managers. Unless this Agreement is automatically terminated as provided above, the Company will take all other action reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(g)          During any Delivery Period, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act, to promptly notify the Managers of the happening of any such event and forthwith to prepare, submit to the Managers, file with the Commission and deliver, without charge to the Managers either (i) amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus, as so amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) such amendments or supplements which will effect such compliance.

(h)          To cooperate with the Managers in qualifying and to use its reasonable efforts to cooperate in maintaining in effect such qualification of the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Managers may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

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(i)          To make generally available to the Company’s stockholders and the Managers an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules) as soon as is reasonably practicable after the termination of such twelve month period but not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules).

(j)          Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or register under the Securities Act any Common Stock at any time that sales of the Shares have been made but not settled or at any time the Company has outstanding with any Manager any instructions to sell Shares but such instructions have not been fulfilled or cancelled, in each case without giving such Manager at least three business days’ prior written notice, which, if given in the case of a sale, shall specify the nature of the proposed sale and the expected date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register, offer and sell the Shares through the Managers pursuant to this Agreement; (ii) consummate transactions for the acquisition of assets, businesses or the capital stock or other ownership interests of businesses in exchange for Common Stock or any securities substantially similar to, convertible into or exchangeable or exercisable for Common Stock; (iii) file a registration statement on Form S-8 relating to Common Stock that may be issued pursuant to equity plans described in the Company’s reports filed with the Commission under the Exchange Act; (iv) issue securities under the Company’s equity compensation plans described in the Company’s reports filed with the Commission under the Exchange Act; (v) issue securities upon the exercise of options or warrants or upon the conversion of convertible securities; (vi) offer and sell shares of Common Stock in firm commitment underwritten offerings; provided, however, that the Company shall provide, at least three business days’ prior written notice of such firm commitment underwritten offering, to any Manager that (i) has made sales of Shares that have not settled or (ii) has been provided outstanding instructions by the Company to sell Shares but such instructions have not been fulfilled or cancelled; (vii) offer and sell shares of Common Stock pursuant to its direct stock purchase and dividend reinvestment program; (viii) issue shares of Common Stock to Macquarie Infrastructure Management (USA) Inc. (“MIMUSA”) pursuant to MIMUSA’s right to reinvest its base management and performance fees; and (ix) comply with its contractual obligations under registration rights agreements; provided, however, that the Company shall provide, at least three business days’ prior written notice of any such actions taken pursuant to this exemption in clause (ix), to any Manager that (i) has made sales of Shares that have not settled or (ii) has been provided outstanding instructions by the Company to sell shares but such instructions have not been fulfilled or cancelled. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(j), any Manager may (and all Managers shall if requested by the Company) suspend activity under this program for such period of time as may be requested by the Company or, upon prior written notice to the Company, as may be deemed appropriate by such Manager.

(k)          [Reserved]

(l)          The Company will not, and will cause its subsidiaries not to, take any action that is designed to or that constitutes or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the offer or sale of the Shares.

(m)          To use all reasonable efforts to effect the listing of the Shares on the NYSE, subject to notice of issuance.

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(n)          Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules relating solely to the offering of securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless such Form 8-K shall contain amended financial information; provided, however, that this subclause (ii) shall not include financial information that is “furnished” in an earnings release pursuant to Item 2.02 or 7.01 of Form 8-K) (each such date referred to in subclauses (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the relevant Settlement Date, as the case may be, in form reasonably satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 7(e) of this Agreement which were last furnished to the Managers are true and correct at the time of such amendment, supplement, filing or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 7(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that the obligation of the Company under this subsection (n) shall be suspended during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o)          Upon commencement of the offering of the Shares under this Agreement, and at each Representation Date, to furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of (i) White & Case LLP, counsel to the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Managers, dated and delivered as of such commencement date or Representation Date, as applicable, substantially to the effect as set forth in Exhibit A hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; (ii) Michael Kernan, Esq., General Counsel for the Company (“Company Internal Counsel”), or other counsel reasonably satisfactory to the Managers, dated and delivered as of such commencement date or Representation Date, as applicable, substantially to the effect as set forth in Exhibit B hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; and (iii) Nathan C. Nelson, General Counsel of HGC Holdings LLC (“HGC Counsel”), or other counsel reasonably satisfactory to the Managers, dated and delivered as of such commencement date or Representation Date, as applicable, substantially to the effect as set forth in Exhibit C hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that the obligation of the Company under this subsection (o) shall be suspended during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(p)          [Reserved]

(q)          Upon commencement of the offering of the Shares under this Agreement, and at each Representation Date, Shearman & Sterling LLP, counsel to the Managers, or other counsel reasonably satisfactory to the Managers, shall deliver a written opinion, dated and delivered as of such commencement date or Representation Date, as applicable, in form and substance reasonably satisfactory to the Managers; provided, however, that the obligation of the Company under this subsection (q) shall be suspended during any Suspension Period and shall recommence upon the termination of such Suspension Period.

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(r)          Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) or (iii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules relating solely to an offering of securities other than the Shares) to include additional or amended financial information, (ii) the Company shall file an Annual Report on Form 10-K or a quarterly report on Form 10-Q or (iii) upon request by the Managers to the Company, there is filed with the Commission any document (other than an Annual Report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information (provided, however, that this subclause (iii) shall not include financial information that is “furnished” in an earnings release pursuant to Item 2.02 or 7.01 of Form 8-K), to cause the Company’s accountants and IMTT’s accountants (in the case of IMTT’s accountants, only to the extent IMTT’s financials are included or incorporated by reference in the Registration Statement or the Prospectus) forthwith to furnish the Managers a letter, dated the date of, or the business day immediately prior to, the commencement of the offering, the effectiveness of such amendment or the filing of such supplement or other document with the Commission, as the case may be, in form and substance reasonably satisfactory to the Managers and stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that the obligation of the Company under this subsection (r) shall be suspended during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(s)          Upon commencement of the offering of the Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than any prospectus supplement filed pursuant to Rule 424(b) of the Rules relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless such Form 8-K shall contain amended financial information; provided, however, that this subclause (ii) shall not include financial information that is “furnished” in an earnings release pursuant to Item 2.02 or 7.01 of Form 8-K), or (iii) otherwise as the Managers shall reasonably request, to conduct a due diligence session, which shall include representatives of the management and the accountants of the Company.

(t)          If to the knowledge of the Company, any condition set forth in Section 7(a) or 7(h) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Shares.

(u)          To disclose in its quarterly reports on Form 10-Q and in its Annual Report on Form 10-K the number of Shares sold through or to the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant period.

(v)         At each Time of Sale and Settlement Date, the Company shall be deemed to affirm to the relevant Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of each such date as though made at and as of such date.

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(w)          To pay the applicable Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein.

SECTION 5.        Covenants of the Managers. Each Manager covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

SECTION 6.        Payment of Expenses. The Company agrees with each Manager, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the expenses of the Company incurred in connection with the performance of its obligations under this Agreement, and the Company will pay, or reimburse if paid by any Manager, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Base Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing to the Managers copies of each thereof (including costs of mailing and shipment), this Agreement and any closing documents (including compilations thereof), (ii) the issuance, preparation, sale and delivery of the Shares, including the costs and expenses of any registrar, transfer agent and any agent thereof, and any stock or transfer taxes and stamp and similar duties payable upon the sale, issuance and delivery of the Shares to the Managers, (iii) the registration or qualification of the Shares for offer and sale under the securities or “blue sky” laws of the various jurisdictions referred to in Section 4(h), including the reasonable fees and disbursements of counsel for the Managers in connection therewith and the preparation and printing of legal investment and preliminary and supplementary “blue sky” memoranda, (iv) the furnishing to the Managers of copies of each Prospectus and any amendments or supplements thereto, and of the several documents required by Section 4(c) to be so furnished, including costs of shipping and mailing, (v) the listing of the Shares on the NYSE, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable fees and disbursements of counsel for the Managers relating to FINRA matters, and (vii) all other reasonable fees and disbursements of the Managers’ counsel (which shall be one outside counsel for all Managers unless otherwise agreed by the Company) and the counsel and accountants of the Company. The Managers will pay all of their other own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses.

SECTION 7.        Conditions of Managers’ Obligations. The obligations of each Manager hereunder with respect to any order submitted by the Company to such Manager to sell Shares or any agreement by such Manager to purchase Shares as principal are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 4(n) of this Agreement, Time of Sale and each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions precedent:

(a)          (i) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act shall have been issued and no proceedings for such purpose, or pursuant to Section 8A of the Securities Act, shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of such Manager; (ii) each part of the Registration Statement and any amendment thereto, at the time it became effective, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus, as amended or supplemented, shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(b)          Since the respective dates as of which information is given in the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries taken as a whole, other than as set forth in or contemplated by the Prospectus, the effect of which, in any such case is, individually or in the aggregate, in the judgment of such Manager, so material and adverse as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares as contemplated in the Prospectus.

(c)          The Company shall have furnished to such Manager, upon commencement of the offering of the Shares under this Agreement and at each Representation Date, the written opinion of Company Counsel, Company Internal Counsel and HGC Counsel, or in each case, other counsel reasonably satisfactory to such Manager, dated as of such date, as specified in Section 4(o).

(d)          At the dates specified in Section 4(r) of this Agreement, such Manager shall have received from the Company’s accountants and IMTT’s accountants the letters, dated as of such date, as specified in Section 4(r).

(e)          The Company shall have delivered to such Manager, upon commencement of the offering of the Shares under this Agreement and at each Representation Date, a certificate of its Chief Executive Officer and Chief Financial Officer, which shall certify to the best of their knowledge after reasonable investigation, on behalf of the Company, that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct on and as of such Representation Date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, (iii) no stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose are pending before or threatened by the Commission and (iv) since the respective dates as of which information is given in the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, properties or business of the Company and its subsidiaries, taken as a whole, other than those set forth in or contemplated by the Prospectus.

(f)          Such Manager shall have received, upon commencement of the offering of the Shares under this Agreement and at each Representation Date, the written opinion of Shearman & Sterling LLP, or other counsel reasonably satisfactory to such Manager, dated as of such date, as specified in Section 4(q).

(g)          [Reserved]

(h)          All filings with respect to the Shares required by Rule 424 of the Rules to have been filed with the Commission by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

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(i)          The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

SECTION 8.        Indemnification and Contribution. For purposes of this Section 8, “Prospectus Supplement” shall include any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules.

(a)          The Company will indemnify and hold harmless each Manager and its respective affiliates (as defined in Rule 405 of the Rules), directors, officers and employees and each person, if any, who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever (including the reasonable cost of investigation), to which any Manager or any such person may become subject, (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or Permitted Free Writing Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) resulting from the use of any issuer free writing prospectus (as defined in Rule 433 of the Rules), other than a Permitted Free Writing Prospectus, or prospectus, other than the Prospectus, relating to the Shares, whether or not filed by the Company or on its behalf; provided, however, that this indemnity does not apply to the extent any such issuer free writing prospectus or prospectus is also used by such Manager;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

(iii)        against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of one counsel chosen by the Managers and reasonably satisfactory to the Company), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that the indemnity set forth in this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in the Registration Statement or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager expressly for use in the Registration Statement or any Prospectus (or any amendment or supplement to such documents). In the event that it is finally judicially determined that the Managers are not entitled to receive payments for legal and other expenses pursuant to this Section 8(a), the Managers will promptly return all sums that had been advanced pursuant hereto.

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(b)          Each Manager, severally and not jointly, will indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) (provided that with respect to indemnification of the nature contemplated by Section 8(a)(ii), such indemnification by each Manager for a settlement of any such loss, liability, claim, damage and expense must be effected with the written consent of such Manager (which consent shall not be unreasonably withheld or delayed)), as incurred, but only with respect to any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or any Prospectus (or any amendment or supplement to such documents), in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Manager expressly for use in the Registration Statement, the Base Prospectus or any Prospectus (or any amendment or supplement to such documents), it being understood and agreed that the only such information that has been furnished to the Company by or on behalf of any Manager as of the date of this Agreement consists of the names of the Managers.

(c)          Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Managers (which counsel shall be reasonably satisfactory to the Company), and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company (which counsel shall be reasonably satisfactory to the Managers), provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses; (ii) the indemnifying party has failed within a reasonable time after notice of the institution of such action to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party and in the judgment of counsel to the indemnified party it is advisable to employ separate counsel or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Except as provided herein, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, (A) without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (B) subject to clause (d) below, shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed).

(d)          If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

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(e)          If the indemnification provided for in this Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Manager(s), on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the relevant Manager(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the relevant Manager(s), on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total Net Proceeds from the offering of the Shares pursuant to this Agreement received by the Company, and the total compensation received by the relevant Manager(s), in each case as provided in Section 3(a)(v), bear to the gross sales price of the Shares sold by or through the relevant Manager(s). The relative fault of the Company, on the one hand, and the relevant Manager(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the relevant Manager(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(e), no Manager shall be required to contribute any amount in excess of the compensation received by it pursuant to this Agreement, as determined in accordance with Section 3(a)(v). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(e), each affiliate of any Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Managers; each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. For avoidance of doubt, the Managers’ obligations under this Section 8(e) are several and not joint.

The obligations of the Company under this Section 8(e) shall be in addition to any liability which it may otherwise have.

SECTION 9.          Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 8 and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, its respective partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 10.         Termination.

(a)          The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Company, the obligations of the Company, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination, and (ii) the reimbursement, indemnification and contribution agreements contained in Sections 6 and 8 hereof and the provisions of Sections 9, 11, 12, 13, 17 and 20 hereof shall remain in full force and effect regardless of any termination of this Agreement.

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(b)          Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Subject to Section 10(a)(ii), any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party.

(c)          This Agreement shall remain in full force and effect until the earlier of (i) its termination pursuant to Section 10(a) above or the termination of all Managers’ obligations pursuant to Section 10(b) above or otherwise by mutual agreement of the parties or (ii) the sale of all of the Shares authorized hereunder; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 6, 8 and 9 shall remain in full force and effect, unless otherwise agreed by the parties.

(d)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares sold prior to such termination, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

SECTION 11.         Notices. (a) Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers, shall be sufficient in all respects if delivered or sent to:

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, GA 30326

Attention: Equity Syndicate

Fax No.: 404-926-5872

Macquarie Capital (USA) Inc.

125 West 55th Street

New York, NY 10019

Attention: Austin Graham

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Equity Capital Markets

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019

Attention: Peter Ruel

Fax No: (212) 261-2516

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J.P. Morgan Securities LLC

383 Madison Avenue,

New York, NY 10179

Attention: Adam Rosenbluth / Brett Chalmers

Fax No.: 646-441-4870 / 646-441-4701

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Attention: T.J. Opladen, with a copy to ECM Legal

RBC Capital Markets, LLC

Attn: Equity Capital Markets

200 Vesey Street, 8th Floor

New York, New York 10281

Fax No.: 212-428-6260

Robert W. Baird & Co. Incorporated

Attn: John Roesner

777 E. Wisconsin Ave.

Milwaukee, WI 53202

Fax No.: 414-298-1058

Wells Fargo Securities, LLC

375 Park Avenue

New York, NY 10152

Attention: Equity Syndicate Department

Fax No.: 212-214-5918

and, if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 125 West 55th Street, Suite 1000, New York, New York 10019, Attention: Michael Kernan, General Counsel, Fax No.: 212-231-1828.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(b) Notwithstanding Section 11(a), except as otherwise herein provided, Transaction Proposals and written confirmations may be delivered by facsimile or email, and, solely for purposes of Section 3(a)(iii) of this Agreement, oral notices may be provided, as follows:

To the Company:

Attention: Liam Stewart

Email: liam.stewart@macquarie.com

Telephone: 212-231-1799

Attention: Jay Davis

Email: jay.davis@macquarie.com

Telephone: 212-231-1825

To the Managers:

SunTrust Robinson Humphrey, Inc.

Email: geoff.fennel@suntrust.com

Attention: Geoff Fennel

Telephone: 404-926-5832

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Email: valerie.williams@suntrust.com

Attention: Valerie Williams

Telephone: 404-926-5830

Macquarie Capital (USA) Inc.

Email: austin.graham@macquarie.com

Attention: Austin Graham

Telephone: 212-231-2494

Email: matthew.mcnamara@macquarie.com

Attention: Matthew McNamara

Telephone: 212-231-2547

Email: ryan.burke@macquarie.com

Attention: Ryan Burke

Telephone: 212-231-8095

Email: alex.jeffers@macquarie.com

Attention: Alex Jeffers

Telephone: 212-231-6505

Email: james.ridings@macquarie.com

Attention: James Ridings

Telephone: 212-231-6368

Email: michael.boas@macquarie.com

Attention: Michael Boas

Telephone: 212-231-0364

Barclays Capital Inc.

Email: Robert.stowe@barclays.com

Attention: Robert Stowe

Telephone: 212-526-3660

Email: john.lynch@barclays.com

Attention: John Lynch

Telephone: 212-526-0173

Email: nathan.reynolds@barclays.com

Attention: Nathan Reynolds

Telephone: 212-526-3561

Credit Agricole Securities (USA) Inc.

Email: peter.ruel@ca-cib.com

Attention: Peter Ruel

Telephone: 212-408-5609

Email: douglas.cheng@ca-cib.com

Attention: Douglas Cheng

Telephone: 212-408-5652

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Email: nancy.dejesus@ca-cib.com

Attention: Nancy Dejesus

Telephone: 212-408-5720

J.P. Morgan Securities LLC

Email: adam.s.rosenbluth@jpmorgan.com

Attention: Adam Rosenbluth

Telephone: 212-622-7027

Email: brett.chalmers@jpmorgan.com

Attention: Brett Chalmers

Telephone: 212-622-2252

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Email: thomas.j.opladen_jr@baml.com

Attention: T.J. Opladen, with a copy to ECM Legal

Telephone: 646-855-8900

RBC Capital Markets, LLC

Email: Andrew.Jones@rbccm.com

Attention: Andrew Jones

Telephone: 212-428-6631

Robert W. Baird & Co. Incorporated

Email: jroesner@rwbaird.com

Attention: John Roesner

Telephone: 414-298-1975

Email: jholsen@rwbaird.com

Attention: Justin Holsen

Telephone: 414-298-7768

Wells Fargo Securities, LLC

Email: john.cronin@wellsfargo.com

Attention: John Cronin

Telephone: 212-214-6389

Email: gregory.ogborn@wellsfargo.com

Attention: Greg Ogborn

Telephone: 212-214-6377

Each party to this Agreement may change contact information for notices pursuant to Section 11(b) by sending to the appropriate parties to this Agreement written notice of such new contact information for such purpose.

SECTION 12.      Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Company and to the extent provided in Section 8 of this Agreement the controlling persons, directors, officers and affiliates referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, limited liability company, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.

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SECTION 13.      No Fiduciary Relationship. The Company hereby acknowledges that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager act or be responsible as a fiduciary to the Company, its management, security holders or creditors or any other person in connection with any activity that any Manager may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each of the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.\

SECTION 14.      Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15.      Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

SECTION 16.      Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17.      Law; Construction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18.      Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19.      Successors and Assigns. This Agreement shall be binding upon each Manager, the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and such Manager’s respective businesses and/or assets.

SECTION 20.      Obligations of Managers. Notwithstanding any other provision of this Agreement, the obligations of each Manager under this Agreement shall be several and not joint.

SECTION 21.      Miscellaneous. Lending affiliates of certain of the Managers have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Managers. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by the Managers will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of any of the Managers.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Manager is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow each Manager to properly identify its clients.

References herein to information or matters “set forth,” “disclosed,” “contained” or words of similar import in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus include information or matters incorporated by reference therein.

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If the foregoing correctly sets forth the understanding between the Company, on the one hand, and the Managers, on the other hand, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, on the one hand, and the Managers, on the other hand.

Very truly yours,

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

By:	/s/ Todd Weintraub
Name: Todd Weintraub
Title: Chief Financial Officer

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ John M.H. Williams, II
Name: John M.H. Williams, II
Title: Managing Director

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

MACQUARIE CAPITAL (USA) INC.

By:	/s/ John Kent
Name: John Kent
Title: Managing Director

By:	/s/ Michael Boas
Name: Michael Boas
Title: Senior Vice President

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Peter E. Ruel
Name: Peter E. Ruel
Title: Managing Director

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name: Adam S. Rosenbluth
Title: Executive Director

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Ian T. Simmonds
Name: Ian T. Simmonds
Title: Managing Director

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Pete Chapman
Name: Pete Chapman
Title: Managing Director

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ T. Frank Murphy
Name: T. Frank Murphy
Title: Managing Director

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

[Signature page to Equity Distribution Agreement]

SCHEDULE 1

SIGNIFICANT SUBSIDIARIES

Atlantic Aviation FBO Holdings LLC (f/k/a Macquarie FBO Holdings LLC)

Atlantic Aviation FBO, Inc. (f/k/a North America Capital Holding Company)

MIC Ohana Corporation

Macquarie Terminal Holdings LLC

MCT Holdings LLC

IMTT-Bayonne

IMTT Holdings LLC

International Tank Bayonne, Inc.

International Tank Terminals, LLC

International-Matex Tank Terminals